SUB-ITEM 77Q3

LIQUID ASSETS PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 2/28/2009
File Number: 811-02729
SERIES NO.:  16

72DD  1 Total income dividends for which record date passed during the period
        Institutional                                 $152,100
      2 Dividends for a second class of open end company shares
        Private                                       $  6,320
        Personal                                      $  1,025
        Cash Management                               $ 22,651
        Reserve                                       $    341
        Resource                                      $  8,240
        Corporate                                     $ 14,539

73A.  1 Dividends from net invesment income
        Institutional                                    0.0100
      2 Dividends for a second class of open end company shares
        Private                                          0.0085
        Personal                                         0.0072
        Cash Management                                  0.0096
        Reserve                                          0.0056
        Resource                                         0.0090
        Corporate                                        0.0098

74U.  1 Number of shares outstanding (000's omitted)
        Institutional                                16,593,266
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Private                                         730,149
        Personal                                        122,846
        Cash Management                               3,363,237
        Reserve                                          39,009
        Resource                                        864,187
        Corporate                                     2,591,595

74V.  1  Net asset value per share (to nearest cent)
        Institutional                                     $1.00
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Private                                           $1.00
        Personal                                          $1.00
        Cash Management                                   $1.00
        Reserve                                           $1.00
        Resource                                          $1.00
        Corporate                                         $1.00